Exhibit A
JOINT FILING AGREEMENT
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the attached Schedule 13D is being filed on behalf of each of the undersigned.
After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.
EXECUTED this 25th day of June, 2010.

LACUNA VENTURE FUND LLLP By: Lacuna Ventures GP LLLP, its general partner By: Lacuna, LLC, its general partner
By:	/s/ Wink Jones
Wink Jones, Managing Director

LACUNA VENTURES GP LLLP By: Lacuna, LLC, its general partner
By:	/s/ Wink Jones
Wink Jones, Managing Director

LACUNA HEDGE FUND LLLP By: Lacuna Hedge GP LLLP, its general partner By: Lacuna, LLC, its general partner
By:	/s/ Wink Jones
Wink Jones, Managing Director

LACUNA HEDGE GP LLLP By: Lacuna, LLC, its general partner
By:	/s/ Wink Jones
Wink Jones, Managing Director

LACUNA, LLC
By:	/s/ Wink Jones
Wink Jones, Managing Director